UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

FOX PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-125695

(Commission File Number)

N/A

(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF

(Address of principal executive offices and Zip Code)

44-207-590-9630

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2007 we appointed Richard Bullock as Chairman of the Board of Directors.

Richard Bullock specializes in the management of start-up and development stage ventures as well as investment valuation. His career as an independent business consultant spans more than 25 years, and includes the supervision of drilling, exploration, and production programs for resource-based companies.

Richard’s public company management involvements include the proper development and execution of Annual and Quarterly Financial Statements, Prospectuses, Asset Acquisitions, and Share Issuance.

He has also managed the listing and/or regulatory administration of approximately 30 public companies

Over the past two decades, Richard’s executive activities have included serving as director and senior officer for a number of private corporations in Canada, the USA, and internationally. Other roles involved acquisition and merger implementation, as well as all aspects of contract negotiation, development and enforcement.

A gifted orator, Richard has lectured at both the Ryerson Polytechnical Institute and Centennial College in Toronto, Canada, and is published by various government departments.

On June 8, 2007 we appointed Richard Moore as Chief Executive Officer and a Director

Richard Moore is an oil and gas industry veteran with nearly 30 years experience across almost every aspect of the industry in both commercial and technical activities.

Working with Chaparral Resources Inc/KAZ Commertz Group from 1998 to 2004, Richard was an executive member of the main board responsible for Finance, Operations and strategic planning as well as new business development.

CRI, publicly listed in the USA, increased production in the Karakuduk field from almost nil to over 15,000 bopd under Richard's control.

The company moved into positive cash flow and profit during this time and was eventually bought out by another major independent.

Among Richard’s responsibilities were corporate strategy including financial and operating reporting in full compliance with Sarbanes Oxley, as well as operating, management and financial reporting to shareholders, the Board of Directors, and the SEC.

During this time, Richard executed the group’s 40-well drilling program with each new drill bringing oil to surface. Production rose from zero to 15,000 bopd while revenues increased commensurately.

Richard researched over 30 new field prospects in the period, several of which are now being developed in the region.

Prior to Chaparral, Richard held the posts of COO, Finance Director, and Co-Chairman of ANK Shelf Sakhalin, Russia working on defining several onshore concessions in immediate proximity to the giant offshore Sakhalin fields.

The project was completed within budget and time frame including five prospects drilled and appraised before being sold on to private investors in Russia.

Richard’s earlier industry experience includes Operations Finance for the British Gas Morecambe project, international projects with Texas Eastern and Union Texas, and 6 years with Chevron Overseas Petroleum Inc where, among other duties, he served on the Chevron/Gulf merge committee for Non US activities.

Richard studied Business Economics and Law at the University of Caledonia, and also earned his ICWA designation. His extensive management training includes courses from the University of California MFP, Harvard Business School, the LSE as well as and COPI Technology for Finance managers.

In the last two years, Richard has been a highly sought after consultant to the Oil industry on new field development and has been a very popular lecturer in Russian Universities and Academies , where he has delivered masterclasses on both business and personal career development, comparing the methods used by the Eastern and Western business communities.

On June 8, 2007, Alexander Craven resigned as our President and Chief Executive Officer, and Chairman of the Board.

Our Board of Directors now consists of Alexander Craven, Richard Bullock and Richard Moore.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven

Director

Dated: June 12, 2007